MINING PROPERTIES PURCHASE AND SALE AGREEMENT

 By and Among

Micron Enviro Systems, Inc.

and

Giddy Up Capital, LLC

THIS MINING PROPERTIES PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into in duplicate and shall be effective as of the 27th day of November, 2007, by and among Micron Enviro Systems, Inc., (the “Seller”), and Giddy Up Capital, LLC, (the “Purchaser”), and provides for the Purchaser to acquire certain mining properties of the Seller (the “Properties”), on the terms and subject to the conditions specified in this Agreement.

RECITALS

A.  The Purchaser desires to acquire, on the terms and subject to the conditions specified in this Agreement, the Properties (which are described more particularly on that schedule attached hereto marked Exhibit A).

B.  The Seller believes that it is in the best interests of the Seller, and, therefore, it desires, to sell the Properties to the Purchaser, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE, WHICH SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS, AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT, AND WARRANT AS FOLLOWS:

1

ARTICLE I

DEFINITIONS

As used in this Agreement, the capitalized terms specified in this Agreement shall have the meanings and definitions specified and indicated by the provisions of this Article I, unless a different and common meaning of such a term is clearly indicated by the context, and variants and derivatives of those terms shall have correlative meanings. To the extent that certain of the definitions specified in this Article I suggest, indicate, or express agreements between or among parties to this Agreement, or contain representations or warranties or covenants of a party, the parties agree to the same, by execution of this Agreement. Agreements, representations, warranties and covenants specified in any part or provision of this Agreement shall, for all purposes of this Agreement, be treated in the same manner as other such agreements, representations, warranties and covenants specified elsewhere in this Agreement; and the article, section or paragraph of this Agreement within which such an agreement, representation, warranty, or covenant appears shall have no separate meaning or effect regarding the same.

1.1  “Agreement”. This Mining Properties Purchase and Sale Agreement, including all of its schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to the other party to this Agreement in connection with the Transaction or this Agreement, and including all duly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits and other documents.

1.2  “Business Day”. Any day that is not a Saturday, Sunday or day on which banks in Carson City, Nevada are authorized to close.

1.3  “Encumbrance”. Any lien, pledge, option, adverse claim, charge, easement security interest, right-of-way or encumbrance.

1.4  “Knowledge”.  A person will be deemed to have "Knowledge" of a particular fact or other matter if such person is actually aware of such fact or other matter, but such person shall not and does not have an obligation to conduct an inquiry or investigation to become aware of any such fact or matter.

1.5  “Person”. Any individual, company, sole proprietorship, corporation, joint venture, association, joint stock company, fraternal order, cooperative, league, club, society, organization, trust, estate, governmental agency, political subdivision or authority, firm, municipality, congregation, partnership, or other form of entity.

1.6  “Promissory Note”.  That certain written Promissory Note evidencing the payment by the Purchaser to the Seller of the Purchase Price, which Promissory Note is dated the same date as this Agreement.

1.7  “Properties”.  Those certain non-oil sands prospects of the Seller, which are described more particularly on that schedule attached to this Agreement marked Exhibit A.

1.8  “Purchase Price”. Two Hundred Fifty Thousand Dollars ($250,000.00), which is payable pursuant to the provisions of the Promissory Note.

1.9  “Purchaser”. Giddy Up Capital, LLC, which, pursuant to the provisions of this Agreement, is purchasing the Properties.

1.10  “Seller”. Micron Enviro Systems, Inc., which, pursuant to the provisions of this Agreement, is selling the Properties.

1.11  “Transaction”. The sale of the Properties, for the Purchase Price, and on the terms and subject to the conditions of this Agreement.

ARTICLE II

THE TRANSACTION

2.1 Sale of the Properties.  On the terms and subject to the terms and conditions of this Agreement, and in consideration of the payment by the Purchaser of the Purchase Price, the Seller hereby sells, grants, assigns, transfers, conveys, sets over, and delivers unto the Purchaser all of the right, title, and interest of the Seller in and to the Properties; all said right, title, and interest to be held and enjoyed by the Purchaser for the Purchaser’s use and behoof and for the use and behoof of the Purchaser’s successors and assigns, as fully, completely and entirely as the same would have been held and enjoyed by the Seller if the Transaction had not occurred.

2.2 Payment of Purchase Price.  The obligation of the Purchaser to pay the Purchase Price to the Seller is, and the terms and conditions of the payment of the Purchase Price are, specified by the provisions of the Promissory Note.

2.3 Title to the Properties.  To secure the prompt and complete payment of the Purchase Price and the prompt and complete performance of all of the obligations of the Purchaser pursuant to the provisions of this Agreement and the Promissory Note, the Seller shall retain title to the Properties, until the Purchase Price and any and all interest accrued thereon, pursuant to the provisions of the Promissory Note, is paid completely.  At such time as the Purchase Price and any and all such interest is paid completely, the Seller shall execute and deliver to the Purchaser, for recordation or otherwise, any and all documents and instruments necessary or appropriate to vest title of the Properties in the Purchaser.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as follows:

3.1 Organization and Qualification.  The Purchaser is limited liability company duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of formation and has the requisite power and authority to conduct its business as that business is now being conducted.  The Purchaser is duly qualified to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification in that jurisdiction is required by law.

3.2 Authority Relative to This Agreement.   The Purchaser has the requisite power and authority to perform its obligations specified by the provisions of this Agreement, including, but not limited to, the execution and delivery of the Promissory Note.  The execution and delivery of this Agreement and the consummation of the Transaction, including, but not limited to, the execution and delivery of the Promissory Note, have been duly authorized and approved by the requisite authority of the Purchaser, and no other actions by the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, including the execution and delivery of the Promissory Note.  The Purchaser has, and representative executing this Agreement and the Promissory Note for and on behalf of the Purchaser has, the legal capacity and authority to execute and deliver this Agreement and the Promissory Note. This Agreement and the Promissory Note are valid and legally binding obligations of the Purchaser and are enforceable completely against the Purchaser in accordance with their terms.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser as follows:

4.1 Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now being conducted.  The Seller is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

4.2 Authority Relative to This Agreement.  The Seller has the requisite corporate power and authority to perform its obligations specified by the provisions of this Agreement.  The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Seller and no other corporate action on the part of the Seller is necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, except for shareholder approval specified elsewhere in this Agreement.  The Seller has, and any officer, director or representative executing this Agreement for and on behalf of the Seller has, the legal capacity and authority to enter into and deliver this Agreement. This Agreement is a valid and legally binding obligation of the Seller and is enforceable completely against the Seller in accordance with its terms.

4.3 Ownership of Properties. The Seller has good and marketable title, or valid, effective and continuing leasehold rights in the event of leased property, to the Properties; such title is free and clear of all Encumbrances, except liens for taxes not yet due and minor imperfections of title and Encumbrances, if any, which, singularly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof; no other person has any ownership or similar right in, or contractual or other right to acquire any such right in, any of the Properties.  The Seller does not know of any potential action by any Person, and no proceedings with respect thereto have been instituted of which the Seller has knowledge, that would materially affect the Purchaser’s ability to use the Properties.

ARTICLE V

COVENANTS OF THE PURCHASER

5.1 Affirmative Covenants. The Purchaser will take every action reasonably required of it in order to satisfy the conditions specified in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated by this Agreement, and will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Seller in this Agreement are and remain true and accurate and the covenants and agreements of the Seller in this Agreement are performed and that the conditions to the obligations of the Purchaser set forth in this Agreement are capable of being performed.

5.2 Expenses. All costs and expenses incurred by the Purchaser in connection with this Agreement and the Transaction shall be paid by the Purchaser.

5.3 Maintenance and Repair.  The Purchaser shall keep the Properties in good condition and repair and shall pay, when due and payable any and all claims for labor performed and materials furnished to the Properties; to comply with any and all laws affecting the Properties or requiring any alterations or improvements to be made on the Properties; not to commit or permit waste of the Properties; not to commit, suffer, or permit any act upon the Properties in violation of applicable law.

5.4  Payment of Liens and Taxes.  The Purchaser shall pay, at least ten (10) days before delinquency, any and all taxes and assessments affecting the Properties and any and all encumbrances on the Properties or any of them.  In the event the Purchaser fails to make any payment or do any act as specified by the provisions of this Agreement, then the Seller may, but is not obligated to, make the payment or do the act in the required manner and to the extent deemed necessary by the Seller to protect the interest of the Seller in and to the Properties.  The performance by the Seller of any such act shall not require notice to or demand upon the Purchaser and shall not release the Purchaser from any obligation pursuant to the provisions of this Agreement or the Promissory Note.  The Seller, or any of its designated agents, shall have the right and power to enter upon the Properties for the foregoing purposes; to appear in and defend any action or proceeding purporting to affect the interest of the Seller in and to the Properties, or any of them.

5.5  Condemnation Award.  Any award of damages in connection with any taking or condemnation, or for injury to the Properties, or any of them, because of public use, or for damages for private trespass or injury to the Properties, or any of them, is hereby assigned and shall be paid to the Seller as additional security for the obligations of the Purchaser pursuant to the provisions of the Promissory Note.

5.6 Delivery of the Promissory Note.  On the date even herewith, the Purchaser shall deliver to the Seller the Promissory Note.

5.7 Payment regarding Promissory Note.  The indebtedness evidenced by the provisions of the Promissory Note shall be paid from the revenues of the operation of the Properties.  In that regard, the Purchaser hereby assigns, grants, transfers, conveys, and sets over to the Seller all right, title, and interest which the Purchaser may have from any and all such revenue, which shall be used to pay that indebtedness.  In that regard, the Purchasers shall execute and deliver any and all documents and instruments necessary or appropriate to cause the assignment, conveyance, transfer, and setting over of that revenue, including, but not limited to, appropriate division orders.

ARTICLE VI

COVENANTS OF THE SELLER

6.1 Affirmative Covenants.  The Seller will take every action reasonably required of it to satisfy the conditions specified in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated hereby, and will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Purchaser in this Agreement are and remain true and accurate and that the covenants and agreements of the Purchaser in this Agreement are correct and that the conditions to the obligations of the Seller set forth in this Agreement are capable of satisfaction.

6.2 Expenses. All costs and expenses incurred by the Seller in connection with this Agreement and the Transaction shall be paid by the Seller.

ARTICLE VII

GENERAL PROVISIONS

7.1  Notices.  Any notice, direction or instrument required or permitted to be given pursuant to this Agreement shall be given in writing by (a) telegram, facsimile transmission, electronic transmission (e-mail), or similar method, if confirmed by mail as herein provided; (b) by mail, if mailed postage prepaid, by certified mail, return receipt requested; or (iii) hand delivery to any party. If given by telegram, facsimile transmission, electronic transmission (e-mail) or similar method or by hand delivery, such notice, direction or instrument shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the second (2nd) business day following the day after which it was mailed.  Any party may, from time to time by similar notice, give notice of any change of address, and in such event, the address of such party shall be deemed to be changed accordingly.

7.2 Attorneys' Fees.  In the event either party incurs any expense, including attorneys' fees, by reason of any default or alleged default by the other party, the party prevailing in any action or proceeding brought to resolve the issue of any such default or alleged default shall be entitled to recover such prevailing party's expenses incurred to prosecute or defend such action or proceeding, including, without limiting the generality of the foregoing, reasonable attorneys' fees.

7.3  Entire Agreement.  This Agreement and the Promissory Note are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants among the parties with respect to the subject matter of this Agreement, and this Agreement and the Promissory Note supersede all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and among and among the parties, their respective representatives, and any other Person, with respect to the subject matter specified in this Agreement.

7.4 Choice of Law and Consent to Jurisdiction.  This Agreement shall be deemed to have been entered into in the State of Nevada. All questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Nevada without regard to conflicts of law principles.

7.5 Number and Gender.  Whenever the singular number is used in this Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa.

7.6  Severability.  In the event any part of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion hereof eliminated.  It is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter determined to be invalid.

7.7 Execution in Counterparts.  This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution.  All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

7.8 Survival of Covenants, Representations and Warranties.  All covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations, warranties, and covenants specified in this Agreement shall survive the Closing and shall survive any investigation by either party whether before or after the execution of this Agreement.  The covenants, representations, and warranties of the Seller and the Purchaser are made only to and for the benefit of the other and shall not create or vest rights in other persons.

7.9 Consent to Agreement.  By executing this Agreement, each party, for itself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.  Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical.  Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment.

7.10  Waiver and Modification.  No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties.  No waiver of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver.  No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed in duplicate by their respective officers thereunto duly authorized to be effective on the date specified in the preamble of this Agreement.

Micron Enviro Systems, Inc.

Giddy Up Capital, LLC

By:

/s/ Stephen Amdahl

By:

/s/ Bradley Rudman

Its:

Director

Its:

Manager

MICRON ENVIRO SYSTEMS, INC.

SCHEDULE A

MINERAL PROPERTIES SOLD

1.

Stephens County, Texas – the Green Ranch Prospect ,  the Company sold a 5% working interest and a 3.9%  net revenue interest in an oil and gas project in Stephens County, Texas

2.

Jack and Palo Pinto County, Texas – the  Martex Prospect,  the Company entered into a participation agreement with The Cumming Company, Inc. (“Cumming”), whereby the Company paid $425 for a 1% working interest and a 0.8% net revenue interest in the Marble Falls Rework Project.

We entered into an additional participation agreement with The Cumming Company, Inc.,

whereby we paid $750 for a 1% working interest and 0.8% net revenue interest in five additional   wells on the Martex Prospect

The Company entered into a third participation agreement with The Cumming Company,

Inc., whereby we received a 1% working interest and a 0.75% net revenue interest in the Stuart   60 #8 Well re-entry project.  We have paid $2,610 to date for our share of costs attributed to   this well.

The Company was informed by Cumming that they were not proceeding to drill the Stuart 61

#1 and the Stuart 61 #6 Wells and were canceling the exchange of the Kinder #1 Well and the   Boley #3 Well.  Cumming refunded $2,979 to us for the Kinder Well and informed us that the   Boley #3 Well would be exchanged for the Stuart 61 #11 Well, which had not yet been drilled.

The Company was informed by Cumming that they were not proceeding to drill the Stuart

61#11 and they refunded $3,370 to us.

The Wimberly #3 Well was sold and we received $742 in proceeds from this well.

The Stuart 60 #8 became uneconomical in the Big Saline zone and required a re-completion and

deepening into the Marble Falls, our interest became in default at this point and we have no   further interest in this well.

3.

Saskatchewan, Canada – the Kerrobert Prospect , the Company entered into a participation agreement with Patch Energy Inc., to incur 5% of the costs associated with a drill program and earn  3.5% net revenue interest in an oil and gas property located in Saskatchewan, Canada.

2